UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2016

Wolverine World Wide, Inc.

(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06024 (Commission File Number)	38-1185150 (IRS Employer Identification No.)

9341 Courtland Drive N.E. Rockford, Michigan (Address of Principal Executive Offices)		49351 (Zip Code)

Registrant’s telephone number, including area code:  (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 15, 2016, Wolverine World Wide, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to its Amended and Restated Credit Agreement dated as of July 13, 2015 (as amended by the Amendment, the “Credit Agreement), among the Company, J.P. Morgan Europe Limited, as foreign currency agent, JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other lenders and agents party thereto.  In addition, on September 15, 2016, the Company also (i) borrowed $150 million in aggregate principal amount of incremental term loans on substantially the same terms as were applicable to loans outstanding under the existing term loan A facility under the Credit Agreement, and (ii) increased the size of its revolving credit facility under the Credit Agreement by $100 million to a total of $600 million.

The proceeds from the incremental term loans were used, along with cash on hand and proceeds from the Company’s previously announced and recently consummated offering of $250.0 million of 5.0% Senior Notes due 2026, to redeem all of the Company’s outstanding $375.0 million of 6.125% Senior Notes due 2020 and to pay related premiums, accrued interest and transaction costs.  After giving effect to the Amendment, the incremental term loans and the incremental revolver capacity, the balance of the term loans under the Credit Agreement is approximately $588.8 million and the amount of borrowings and letter of credit usage under the revolver is approximately $2.6 million.

In addition, the Amendment amended the Credit Agreement to increase the amount of uncommitted incremental facilities thereunder, by providing that the total facilities available under the Credit Agreement may be increased to the greater of (i) $1,750 million (formerly $1,450 million) and (ii) an amount such that the pro forma consolidated secured leverage ratio (as defined in the Credit Agreement) is less than or equal to 3.00 to 1.00 (formerly 2.50 to 1.00).  The Amendment also amended the Credit Agreement to provide greater operational flexibility to the Company and its subsidiaries, including with respect to the ability of the Company and its subsidiaries to make restricted payments, investments and asset dispositions.

Borrowings under the Credit Agreement continue to bear interest at a variable rate equal to either (i) the applicable base rate or (ii) LIBOR or certain other Eurocurrency Rates, as defined in the Credit Agreement, plus in each case an interest margin determined by the Company’s net total leverage ratio, with a range of base rate margins from 0.25% to 1.00%, and a range of Eurocurrency Rate margins from 1.25% to 2.00%.  The interest margins applicable at each net total leverage ratio were unchanged by the Amendment, as were the maturity date (July 13, 2020) and financial covenants.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 7.01                                           Regulation FD Disclosure

A copy of the Wolverine World Wide, Inc. press release dated September 15, 2016, is attached to this report as Exhibit 99.1.  The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Words such as “guidance,” “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; currency fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for owned and contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; the failure of the U.S. Department of Defense to exercise future purchase options or award new contracts, or the cancellation or modification of existing contracts by the Department of Defense or other military purchasers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to the expanding into new markets and complementary product categories as well as consumer-direct operations; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and customers; increase in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other acquired intangibles; the success of the Company’s consumer-direct realignment initiatives; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

Item 9.01                                           Financial Statements and Exhibits.

(d)                     Exhibits:

10.1                        First Amendment, dated as of September 15, 2016, among Wolverine World Wide, Inc., the several banks and other financial institutions or entities from time to time parties thereto, the several agents and other financial institutions or entities from time to time parties thereto, J.P. Morgan Europe Limited, as foreign currency agent, and JP Morgan Chase Bank, N.A., as administrative agent.

99.1                        Press Release dated September 15, 2016. This Exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2016	WOLVERINE WORLD WIDE, INC.
(Registrant)

/s/ Brendan M. Gibbons
Brendan M. Gibbons Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document

10.1

First Amendment, dated as of September 15, 2016, among Wolverine World Wide, Inc., the several banks and other financial institutions or entities from time to time parties thereto, the several agents and other financial institutions or entities from time to time parties thereto, J.P. Morgan Europe Limited, as foreign currency agent, and JP Morgan Chase Bank, N.A., as administrative agent.

99.1

Press Release dated September 15, 2016. This Exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.